Exhibit 5.1

CERTIFICATE OF INCUMBE NCY We, INTERSHORE CONSULT (BVI) LTD. of lnte r s ho re C hamber s, Road Tow n. Torto la , Br i tish Virgin I slands, being the duly appointed Registered Agent of Hua Y in International Group Limited 111lEPi1 $11:ff 1!&%'iiJ, (.. the Co mpan y") , HEREBY CONFIRM the following: - (I) That th e Company was duly incorporat ed on the 17th day of April, 2020 and is existing under the l aws of the Te rritory of the British Virgin Islands under Business Company number 2034836. (2) That the Registered Office of the Company is situated at Intershore Chambers, Road Town, Tortola, British Virgin I s l ands. (3) That the Company is in good l ega l standing in the British Virgin I slands. (4) That t h e Company is author i sed to i ssue a maximum of I 00.000,000 no par value shares of a s in gle class. (5) That as far as can be determined from the docum ents r eta in ed at the Registered Office of the Company, there i s no Plan of Liquidation commenc in g t h e voluntary winding - u p of the Company nor has any been filed with the Registrar of Corporate AITairs . (6) That as far as ca n be determined from the documents r eta i ned at the Registered Office of the Company . th ere are no legal, arbitration or other administrative proceedings threatened or have commenced against the Company . (7) That as far as can be determined from the documents r e t a ined at the Registered Office of the Company , the Director is as follows: NAME SUKARDI ( I NDONESIA PPTNo.: C l0 98601) DATE OF APPOINTMENT 17 - Apr - 2020 (8) That as far as ca n be determined from the documents retained at the Registered Office of the Company, the Shareholde r is as follows: CERTfflCA TE NUMBER 2 CLASS OF SHARES Ordinary NAME TAIHE GROUP, I NC. (USA C l No.: l 998339636CU) SHARES HELD(¾) I 00 , 000,000 (100%) DATE ISSUED 19 - Jan - 2023 (9) That as far as can be determined from the documents retained at the Regi s tered Office of the Company, there are no active Register of Cha r ges pursuant to th e Business Companies Act filed at the Registry of Corporate Affairs nor held on file at the Company·s Registered Office . Dated thi s 3 1 st day of January, 2023 NSUL T (BVI) LTD. - Registered Agent (!) TCGRO L P